Assumptions
Loss Lag	12 Months
Runs to Maturity
Triggers Failing
Defaults in addition to prepays
Pricing Speed

Lowest CDR where M3 has principal loss
LIBOR	Severity	CDR	Cum Losses	Avg Life
Forward	35%	5.22	4.85	13.92
Forward	45%	4.07	4.98	14.36

Forward+150	35%	2.50	2.46	13.05
Forward+150	45%	1.95	2.49	13.26

NO PREAY STRESS

	Min 0
Fwd LIBOR/Swap Shift	-200 bp	bp	200 bp
Prepay	1.00x Base Case	1.00x Base Case	1.00x Base Case

Loss Severity: 40%
Recovery Delay: 12 months
% Cum Loss Yield Break	8.57	6.94	4.89
CDR - Yield Break	8.65	6.75	4.54
% Cum Loss 1st $ Principal Loss	7.86	5.90	3.67
CDR - 1st $ Principal Loss	7.81	5.60	3.32

Loss Severity: 50%	Do NOT explicitly calc. Interpolate please.
Recovery Delay: 12 months
% Cum Loss Yield Break	8.80	7.09	4.96
CDR - Yield Break	7.19	5.61	3.78
% Cum Loss 1st $ Principal Loss	8.05	5.99	3.71
CDR - 1st $ Principal Loss	6.49	4.65	2.76

Loss Severity: 60%
Recovery Delay: 12 months
% Cum Loss Yield Break	9.03	7.24	5.03
CDR - Yield Break	5.74	4.48	3.01
% Cum Loss 1st $ Principal Loss	8.23	6.09	3.75
CDR - 1st $ Principal Loss	5.17	3.71	2.21

Loss Severity: 40%
Recovery Delay: 12 months. NO ADVANCE
% Cum Loss Yield Break	7.65	6.09	4.20
CDR - Yield Break	7.56	5.80	3.84
% Cum Loss 1st $ Principal Loss	7.00	5.15	3.14
CDR - 1st $ Principal Loss	6.82	4.81	2.81

Loss Severity: 50%	Do NOT explicitly calc. Interpolate please.
Recovery Delay: 12 months. NO ADVANCE
% Cum Loss Yield Break	7.98	6.34	4.36
CDR - Yield Break	6.39	4.92	3.27
% Cum Loss 1st $ Principal Loss	7.28	5.34	3.25
CDR - 1st $ Principal Loss	5.76	4.07	2.39

Loss Severity: 60%
Recovery Delay: 12 months. NO ADVANCE
% Cum Loss Yield Break	8.32	6.59	4.52
CDR - Yield Break	5.23	4.04	2.69
% Cum Loss 1st $ Principal Loss	7.56	5.53	3.36
CDR - 1st $ Principal Loss	4.70	3.34	1.97

PREPAY STRESS

	Min 0
Fwd LIBOR/Swap Shift	-200 bp	bp	200 bp
Prepay	2.00x Base Case	1.00x Base Case	0.50x Base Case

Loss Severity: 50%
Recovery Delay: 12 months
% Cum Loss Yield Break	3.51	7.12	10.40
CDR - Yield Break	5.66	5.38	4.34
% Cum Loss 1st $ Principal Loss	3.13	6.01	7.51
CDR - 1st $ Principal Loss	5.03	4.46	2.96

Loss Severity: 50%
Recovery Delay: 12 months. NO ADVANCE
% Cum Loss Yield Break	3.24	6.38	9.09
CDR - Yield Break	5.21	4.76	3.69
% Cum Loss 1st $ Principal Loss	2.88	5.37	6.70
CDR - 1st $ Principal Loss	4.61	3.94	2.60